EXHIBIT 10.13

AMENDMENT TO STIPULATION OF SETTLEMENT

     THIS AMENDMENT TO STIPULATION OF SETTLEMENT (“Amendment”) is entered into as of the          day of June, 2003 among GRAND TOYS INTERNATIONAL, INC. (“GRAND”), and DANIEL ATKINS, MARK ATKINS, TERESA ATKINS, DOUGLAS ATKINS and BRUCE MINOR (collectively, the “Defendants”).

RECITALS

         A.     Grand and Defendants entered into that certain Stipulation of Settlement dated as of June 28, 2001 pursuant to which Grand and Defendants, inter alia, stipulated and agreed to: (i) the settlement of all claims of Grand against Limited Treasures, Inc. (“Limited”) and the Defendants for the sum of $775,000 (the “Settlement Obligation”) and; (ii) the terms upon which the Defendants would satisfy the Settlement Obligation (the “Payment Terms”).

         B.     Defendants are in default of the Payment Terms under the Stipulation of Settlement.

         C.     Upon the terms and subject to the conditions herein, Grand and Defendants desire amicably to resolve finally any and all disputes between or among themselves that have arisen, or may arise, related to the Settlement Obligation and Payment Terms.

NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grand and the Defendants hereby agree as follows:

1.     Ratification of Settlement Obligation. The total amount of principal and interest due and owing under the Stipulation of Settlement as of March 31, 2003, was $497,310.59. Defendants irrevocably and unconditionally acknowledge that, except as modified and amended hereby, the Stipulation of Settlement is in full force and effect and constitutes the valid, legal and binding obligations of Defendants and, except as modified hereby, the terms of the Stipulation and Settlement shall apply to this Amendment and are incorporated herein by reference.

2.     Amendment of Stipulation of Settlement.

(a)     Section 1(b) of the Stipulation of Settlement is amended in full to read as follows:

          “(i)     The sum of $15,000 per month for a period of twenty-six (26) consecutive months beginning on April 30, 2003, payable on the last day of each month, all as set forth on the revised amortization schedule annexed hereto as Annex B; and

          (ii)     The balance of $165,789.34, payable on May 30, 2005.”

(b)     Section 2 of the Stipulation of Settlement shall be amended in full to read as follows:

         “(i)     The Settlement Obligation shall bear interest at the rate of nine percent (9%) per annum through March 31, 2003.

         (ii)     Commencing as of April 30, 2003, the Settlement Obligation shall bear interest at the rate of six percent (6%) per annum which has been calculated into the revised amortization table annexed hereto as Annex B.”

     3.     Acknowledgments of the Defendants. Defendants acknowledge and agree as follows:

         (a)     Reaffirmation of Recitals. Recitals A through C are true and correct as of the date hereof, and form an integral part of this Amendment.

         (b)     Modification; No Waiver or Novation. Except as expressly set forth herein, this Amendment shall not constitute: (i) a waiver, release, amendment, or modification of, or agreement to forbear from exercising any rights, remedies, or causes of action which Grand may possess as of the date hereof or which arise or accrue after the date hereof, which arise out of, under or with respect to this Amendment, the Stipulation of Settlement or any document executed in connection therewith, other than as expressly set forth herein; (ii) an agreement to negotiate with one or more of the Defendants; (iii) an agreement to amend or modify the Stipulation of Stipulation; or (iv) a course of conduct or course of dealing relating to any one or more of the above.

         (c)     Liens. Defendants acknowledge and agree that until the satisfaction of the Payment Obligations, Grand’s liens in certain assets of Defendants and Limited will continue to be valid, binding and enforceable liens which secure Defendants’ obligations under the Stipulation of Settlement and this Amendment.

         (d)     No Defenses. Defendants do not have, nor shall have, any defense, counterclaim, offset, claim or demand which could be asserted to reduce or eliminate all or any part of any of their obligations under the Stipulation of Settlement and this Amendment, or which could be asserted to mitigate or excuse any defaults by Defendants in the payment or the performance of their obligations. Defendants will not assert any presently existing cause of action, claim, or demand against Grand, for any matter arising out of or in connection with the Stipulation of Settlement and this Amendment.

     4.     Miscellaneous.

         (a)     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (b)     Except as specifically amended hereby, the terms and provisions of the Stipulation of Settlement are, and shall remain, in full force and effect. In the event of a conflict between the terms of the Stipulation of Settlement and this Amendment, this Amendment shall control.

         (c)     This Amendment is the result of negotiations between Defendants and Grand, and has (to the extent deemed necessary by each party) been reviewed by their respective counsel, and is the product of the efforts of all parties. No party’s involvement in the preparation of this

Amendment for the convenience of all parties shall be construed against such party solely by virtue of such preparation.

         (d)     This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         (e)     The headings of the Sections hereof are for convenience only and without substantive meaning, and shall not be used in interpreting any provision of this Amendment.

         (f)     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         (g)     Any provision of this Amendment may be amended by a written instrument signed by Defendants and Grand.

         (h)     Each party acknowledges that no other party, nor any agent or attorney of any party, has made any promise, representation or warranty whatsoever, express or implied, not expressly contained herein, concerning the subject matter hereto so as to induce such party to execute this Amendment, and each party acknowledges that he has not executed this Amendment in reliance upon any promise, representation or warranty not contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GRAND TOYS INTERNATIONAL, INC.

By:	/s/ Tania M. Clarke	/s/ Daniel Atkins

Name:	Tania M. Clarke	DANIEL ATKINS
Title:	Executive VP and CFO
/s/ Mark Atkins

MARK ATKINS

/s/ Teresa Atkins

TERESA ATKINS

/s/ Douglas Atkins

DOUGLAS ATKINS

/s/ Bruce Minor

BRUCE MINOR